SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date earliest event reported): April 21, 1997



                          Registrant, State of Incorporation, I.R.S. Employer
Commission File Number    Address and Telephone Number        Identification No.
----------------------    ----------------------------------  ------------------

0-8410                    WYANT CORPORATION                   11-2236837
                          (a New York corporation)
                          100 Readington Road
                          Somerville, New Jersey 08876
                          Telephone (908) 707-1800





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Item 4.           Changes in Registrant's Certifying Accountant.

         On April 21, 1997, the firm of Arthur Andersen LLP (the "Former Auditors") was notified that it was being dismissed as the independent certified public accountants of Wyant Corporation (the "Company") as of such date and that the firm of Ernst & Young LLP (the "Current Auditors") had been engaged as of such date as the independent certified public accountants of the Company. The decision to dismiss the Former Auditors and to engage the Current Auditors was approved by the Board of Directors of the Company. The appointment of the Current Auditors shall continue at the pleasure of the Board of Directors of the Company, subject to approval by the shareholders of the Company at the Annual Meeting of Shareholders to be held on June 5, 1997.

         The Former Auditors served as independent certified public accountants for the Company since 1990. The Report of Independent Public Accountants of the Former Auditors on the consolidated financial statements of the Company and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 expressed an unqualified opinion. There were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)) or disagreements with the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that were not resolved to the satisfaction of the Former Auditors during the past two fiscal years and through April 21, 1997.



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Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits

                           16 Letters from Arthur Andersen LLP regarding change
                              of certifying independent accountants.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           WYANT CORPORATION


                                           By:/s/ Marc D'Amour
                                              -------------------------------
                                              Name: Marc D'Amour
                                              Title: Vice President,
                                                     Chief Financial Officer
                                                     and Treasurer




Dated:  April 28, 1997

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